UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2016

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Avenue Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 453-6553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 18, 2016, the Board of Directors of InspireMD, Inc. (the “Company”) set May 24, 2016 as the date of the Company’s 2016 annual meeting of stockholders (the “Annual Meeting”) and the close of business on April 27, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

Because the date of the Annual Meeting has been changed by more than 30 calendar days from the date of the anniversary of the Company’s 2015 annual meeting of stockholders, the Company has set a new deadline for submission of stockholder proposals intended to be included in the Company’s proxy materials for the Annual Meeting. Stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by the Company at 321 Columbus Avenue, Boston, Massachusetts 02116, Attn: Secretary on or before the close of business on April 27, 2016, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also comply with the rules and regulations of the Securities and Exchange Commission under Rule 14a-8 in order to be eligible for inclusion in the proxy materials for the Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s Amended and Restated Bylaws (the “Bylaws”), stockholders who wish to bring business before the Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Bylaws) is received by the Company’s Secretary at the address specified above no later than the close of business on April 27, 2016. Any such proposal or nomination must meet the requirements set forth in the Bylaws in order to be brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: April 19, 2016	By:	/s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer